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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2002

ARENA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31161 (Commission File Number)	23-2908305 (I.R.S. Employer Identification No.)
6166 Nancy Ridge Drive, San Diego, California 92121 (Address of Principal Executive Offices) (Zip Code)

(858) 453-7200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 16, 2002, Arena Pharmaceuticals, Inc., a Delaware corporation, issued a press release announcing that it had entered into a multi-year research and licensing agreement with Merck & Co., Inc., a New Jersey corporation ("Merck") to collaborate on validating and developing therapeutics on three orphan G protein-coupled receptors of particular interest to Merck.

        A copy of the press release issued on October 16, 2002, announcing the foregoing collaboration is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99.1	Press release dated October 16, 2002, announcing the collaboration

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2002	Arena Pharmaceuticals, Inc., a Delaware corporation
	By:	/s/ JACK LIEF President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 16, 2002, announcing the collaboration

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